Exhibit 23.1 Consent of Independent Auditor

                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                          Certified Public Accountants

                          406 Lippincott Drive, Ste. J
                         Marlton, New Jersey 08053-4168
                        (856) 346-2828 Fax (856) 396-0022



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Global Resource Corporation
408 Bloomfield Drive, Unit 3
West Berlin, New Jersey 08091

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148916) of Global Resource Corporation of our report dated March 20, 2008, relating to the consolidated financial statements, which appear in this Form 10-KSB. Our report contains an explanatory paragraph regarding the Corporation's ability to continue as a going concern.

/s/ Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Marlton, NJ 08053

March 26, 2008